SCHRECK BRIGNONE LETTERHEAD



Quest Resource Corporation
9520 N. May Avenue, Suite 300
Oklahoma City, Oklahoma 73120

Ladies and Gentlemen:

     We have acted as special Nevada counsel to Quest Resource Corporation, a Nevada corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), covering the registration of: (i) 250,000 shares of the Company's common stock, par value $.001 per share ("Common Stock"), issuable upon the exercise of currently outstanding stock options (the "Stock Option Shares") granted pursuant to the Company's 2005 Omnibus Stock Award Plan (the "Stock Award Plan"); (ii) 1,774,000 shares of Common Stock issuable as restricted shares, performance shares, bonus shares or deferred shares (collectively, the "Award Shares") under the Stock Award Plan; and (iii) 300,000 shares of Common Stock issuable as the Company's contribution (the "401(k) Shares") under the Company's 401(k) Profit Sharing Plan (the "401(k) Plan" and, together with the Stock Award Plan, the "Plans").

     In rendering the opinions hereinafter expressed, we have examined the Registration Statement, the Plans, the Company's Articles of Incorporation and Bylaws, each as amended to date, and such other documents, records, resolutions, certificates, memoranda and other instruments as we have deemed necessary as a basis for this opinion. We have also obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for purposes of this opinion.

     Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification, that (i) each document we examined has been duly and validly executed and delivered by each party thereto to the extent due execution and delivery are a prerequisite to the effectiveness thereof, (ii) each natural person executing a document has sufficient legal capacity to do so, (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document, (iv) there are no oral or written modification of or amendments to the documents we examined and there has been no waiver of the provisions thereof by action or conduct of the parties or otherwise, and (v) all corporate records made available to us by the Company and all public records reviewed are accurate and complete.


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SCHRECK BRIGNONE
ATTORNEYS AT LAW

Quest Resource Corporation
March 31, 2006
Page 2



     We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the effect of the general corporate laws of the State of Nevada as in effect as of the date hereof and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, any other laws, including any federal securities law, or any state securities or "blue sky" laws or regulations.

     On the basis of the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

     1. The Stock Option Shares are duly authorized for issuance and, when and to the extent issued and sold in accordance with the Stock Award Plan, will be validly issued, fully paid and non-assessable.

     2. Upon the receipt by the Company of the requisite approval by the Company's stockholders of the Stock Award Plan, the Award Shares will be duly authorized for issuance and, when and to the extent issued and sold in accordance with the Stock Award Plan, will be validly issued, fully paid and non-assessable.

     3. The 401(k) Shares are duly authorized for issuance and, when and to the extent contributed to the 401(k) Plan as an employer contribution, will be validly issued, fully paid and non-assessable.

     The opinions expressed herein are based upon the applicable Nevada law in effect and the facts in existence as of the date of this letter. We assume no obligation, and we advise you that we shall make no effort, to update the opinions set forth herein, to conduct any inquiry into the continued accuracy of such opinions, or to apprise you of any facts, matters, transactions, events or occurrences taking place, and of which we may acquire knowledge, after the date of this letter, or of any change in any applicable law or facts occurring after the date of this letter, which may affect the opinions set forth herein. No opinions are offered or implied as to any matter, and no inference maybe drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.

     This opinion may not be relied upon by any other person, or used by you for any other purposes, without our prior written consent in each instance.


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SCHRECK BRIGNONE
ATTORNEYS AT LAW

Quest Resource Corporation
March 31, 2006
Page 3


     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        SCHRECK BRIGNONE


                                        /s/ Schreck Brignone